Exhibit 5.1

36+9DAVIS & ASSOCIATES

(A PROFESSIONAL LAW CORPORATION)

-SECURITIES, BUSINESS & INTERNATIONAL LAWYERS-

LOS ANGELES
MARINA DEL REY
(213) 400-2007	NEWPORT BEACH
LONDON

Respond To:

P.O. Box 852

Palos Verdes Estates, CA

90274

October 7, 2022

Mobile Global Esports Inc.

616 South El Camino Real, Suite H

San Clemente, CA 92672

Re:	Registration Statement on Form S-3 for Mobile Global Esports, Inc.:
Registration for Sale of certain outstanding Shares of Common Stock held by Shareholder, and registration for sale of shares to be issued to Shareholder and Placement Agent upon their exercise of certain outstanding warrants

Ladies and Gentlemen:

We have acted as counsel to Mobile Global Esports, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on October 7, 2022, by the Company under the Securities Act of 1933, as amended, covering the resale by certain selling stockholders of up to 4,113,209 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”).

These Shares include 1,886,793 shares privately placed with and currently held by one shareholder (the “Placement Shares”), 1,886,793 shares issuable upon the exercise of 1,886,793 warrants held by that same shareholder (the “Warrant Shares”), and 339,623 shares issuable upon exercise of 339,623 warrants held by the Private Placement Agent who organized the aforesaid private placement, (the “Placement Agent Shares”) (collectively the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, the Stock Purchase Agreement, the warrant agreements and associated agreements, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness, and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether any particular other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the Warrant Shares and Placement Agent Shares, we express no opinion as to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company, and/or adjustments under the terms of each warrant upon exercise, may vary the number of shares actually issuable upon exercise of each warrant to the share recipient. Further, we have assumed the exercise price per share upon exercise of each warrant, will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the currently outstanding Placement Shares are validly issued, fully paid and nonassessable.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon warrant exercise and share issuance, the Warrant Shares and Placement Agent Shares when issued in accordance with the terms of each Warrant, will be Common Shares of the Company which are validly issued, fully paid and nonassessable.

This opinion is limited to the Federal laws of the United States, and the applicable statutory provisions of the Delaware General Corporation Law of the State of Delaware.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

The Law Offices of Davis & Associates

By:	/S/ Donald G. Davis
Donald G. Davis, Managing Director

2